UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2016

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16335	73-1599053
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(Address of principal executive office) (Zip Code)

(918) 574-7000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2016, Magellan Midstream Partners, L.P. (“Magellan”), several banks and other financial institutions (collectively, the “Lenders”) and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), entered into the First Amendment (the “Amendment”) to that certain 364-Day Credit Agreement, dated as of October 27, 2015 (the “Credit Agreement”) by and among Magellan, the Lenders and the Administrative Agent (as amended, supplemented and modified from time to time, the “Credit Agreement”). The Amendment amended the Credit Agreement to, among other matters, (i) extend the maturity date for an additional 364 days and (ii) add customary language to reflect European Union “bail-in” directive compliance language.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment that is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to 364-Day Credit Agreement, dated as of October 20, 2016, among Magellan Midstream Partners, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Dated: October 20, 2016	By:	/s/ Suzanne H. Costin
Name: Suzanne H. Costin
Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to 364-Day Credit Agreement, dated as of October 20, 2016, among Magellan Midstream Partners, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.